LETTER OF RESIGNATION

From:
Name: Yiyi Huang
Nationality: Hongkong, China
Email: sntw.finance@gmail.com

To:
Summit Networks Inc.

Please accept this letter as notification that I am leaving my position as Chief Financial Officer of Summit Networks Inc.

If I can be of assistance please let me know.

Sincerely,

Yiyi Huang

15 August 2024